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                                                                     Exhibit 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

April 3, 2002

Dear Sir/Madam:

We have read paragraphs one through four of Item 4 included in the Form 8-K dated April 3, 2002 of eSoft, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours:

/s/ Arthur Andersen LLP
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Arthur Andersen LLP

Copy to:  Amy Beth Bennett
          Vice President, Finance
          eSoft, Inc.


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